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[LOGO OF WHIRLPOOL CORPORATION]


                                 NEWS RELEASE


                                                     Contact:         T.R. Reid
                                                                   616/923-3417


          PINEAU-VALENCIENNE RESIGNS FROM WHIRLPOOL CORPORATION BOARD


  BENTON HARBOR, Mich. -- Feb. 22, 1995 -- Didier Pineau-Valencienne yesterday
resigned from the Whirlpool Corporation (NYSE:WHR) board of directors.   Pineau-
Valencienne, a director since August 1992, is chairman and chief executive officer of France's Schneider SA.

  Pineau-Valencienne said that responsibilities to Schneider had prevented him recently from fully carrying out his role as a Whirlpool director, hence his decision to resign the seat.

  "We brought Didier to our board to add a new and important perspective to our increasingly global organization," said Whirlpool Chairman and CEO David R. Whitwam. "He contributed that and more and we're sorry to see him leave, though we understand and respect his action."

  Pineau-Valencienne's resignation reduces the board's size to 12 members.

  Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 11 countries and markets products under 10 major brand names in more than 120 countries.
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